Exhibit 21.1

Subsidiaries of the Registrant

As of January 28, 2012

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Tradenames
Café SFA—Minneapolis, LLC	California	Saks Saks Fifth Avenue
Club Libby Lu, Inc.	Illinois	Club Libby Lu
Fifth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue
Merchandise Credit, LLC	Delaware	Saks
Saks& Company	Massachusetts	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet
Saks Direct, LLC	Delaware	Saks Saks Fifth Avenue Saks.com Saksfifthavenue.com
Saks Fifth Avenue, Inc.	Massachusetts	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet
Saks Fifth Avenue of Texas, Inc.	Delaware
Saks Fifth Avenue Texas LLC	Delaware	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet
Saks Holdings, Inc.	Delaware
SCCA Store Holdings, Inc.	Delaware	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet
Sixth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue
Tex SFA, Inc.	New York
The Restaurant at Saks Fifth Avenue Corporation	New York	Saks Saks Fifth Avenue